Exhibit 10.12

Leasing Contract of Workshop

Contract Number: ZX HE -015

Party A: JIANGSU DAGANG. Co., Ltd.

Party B: A123 Systems (Zhenjiang) Co, Ltd.

The Leased Workshop: Floor1-2 of the standard workshop No.1, in the south of the processing zone.

Time of Contract: December 2008

Pursuit to the PRC Contract Law and other related rules and regulations, and in the spirit of equality and free will, Party A and Party B have hereby reached an agreement with regard to lease of Workshop to conclude the following contract:

Article 1. Party A guarantees, that the leased workshop is consonant with the related national regulations on lease of workshops.

Article 2. Workshop

1.                                           Location: Floor 1-2 of the Standard workshop No.1, in the south of the Zhenjiang Export Processing Zone;

Address: No.7 DAGANG TONGGANG road, Zhenjiang, Jiangsu.

2.                                           Construction Area of Floor 1-2: 6,694 square meters.

Article 3. Party A shall provide its business license and a valid certificate for its rental rights; and Party B shall provide required identification papers. After a proper verification, each party may photocopy the certificates and identifications of the other party. All such photocopies shall be used for this lease contract only.

Article 4. Lease term; Use

1.                                        Lease term of floor 1-2: 12 months, from January 1st 2009 to December 31st 2009.

2.                                        Party B promises that the leased workshop will be used for industrial production and handling official business only.

3.                                        Party B shall return the workshop at the termination of the lease.

4.                                        Party B may require an extension of the lease term to the oncoming of expiration day of this lease contract, by necessarily sending a written notice to Party A three (3) months before the expiration day of this lease contract. Both parties shall re-sign this contract or sign a new lease contract for the extension of the lease term.

Article 5. Rent and payment

1.               The rent will be RMB 8 per square meter per month.

From January 1st 2009 to December 31st 2009, Party B shall pay RMB8 per square meter * 6,694 square meters=RMB 53,552 per month.

2.               The rent of the 630KVA*2 transformer will be RMB4,000 per month (from January 1st 2009 to December 31st 2009)

3.               The rent shall be paid at the beginning of each quarter. Party A shall provide Party B with valid invoices upon receiving the payment.

Article 6. Related expanses and taxes during the lease term

1.               Party A shall bear the following expenses:

During the lease term, Party A shall pay the real property acquisition taxes for the workshop and the land.

2.               Party B shall beat the following expenses:

Party B shall pay the rents on time, and shall also bear other expenses including water, electricity and property management fees alone.

Article 7. Use and maintenance of workshop

1.               Party A shall guarantee the security of use of the leased workshop, and shall be responsible for common repair and management of the parts of the workshop and facilities invested and constructed by Party A; and Party B shall be responsible for the rest.

Before repairing the workshop, Party A shall send a written notice to Party B 10 days in advance; Party B, in return, shall cooperate with Party A actively.

Party A shall provide aforesaid maintenance services in time once Party B makes the requirements.

Party A is not responsible for the maintenance of the decorations made by Party B.

2.               Party B shall use the leased workshop and facilities reasonably and shall be responsible for any repair work or economic losses induced by its misuse and therefore damage to the property.

In case Party B intends to change the inner structure of workshop, decorate the workshop or set facilities that will affect the structure of the workshop, the project shall not be started until the proposed design scale, scope of project, techniques and materials, etc., are approved by Party A in writing. When the lease term expires or if the lease contract terminates in advance due to Party B’s breach of contract or other reasons, unless otherwise agreed by both parties, Party A may choose one of the following rights:

a)                  the decorations attached to the workshop belongs to Party A;

b)                 require Party B to restore the workshop to the original state;

c)                  require Party B to pay the actual expenses occurred in the restore project.

Article 8. Sublease, transfer or under-lease of the workshop

1.               Party B shall not sublease or under-lease the workshop without the consent of Party A.

2.               In case Party A intends to sell the workshop, it shall send a written notice to Party B one month in advance. Under the same conditions, Party B will have pre-emptive right to purchase and shall inform Party A in writing if it intends to exercise said pre-emptive right.

Article 9. Modification, cancellation and termination of contract

1.               The parties may modify or terminate the contract through consultation.

2.               Party B may cancel the contract under any of the following circumstances:

a)                  Party A refuses to deliver the workshop or the workshop Party A delivered fails to comply with the agreed conditions and therefore affects the use of the workshop seriously;

b)                 Party A fails to perform its duty of maintenance and therefore affects the use of the workshop seriously.

3.               Party A may cancel the contract and retract the leased workshop under any of the following circumstances:

a)                  Party B subleases or under-leases the workshop without the written consent of Party A;

b)                 Party B changes or modifies the structure of the workshop without the written consent of Party A;

c)                  Party B damages the workshop and fails to repair it during a reasonable time limitation stipulated by Party A;

d)                 Party B changes the use of the workshop without the written consent of Party A;

e)                  Party B stores hazardous substance or conducts illegal activities in the leased workshop;

f)                    Party B fails to pay any overdue fees and expenses and therefore has caused serious damage to Party A;

g)                 Party B has been behind with rent for over 4 months accumulatively.

4.               If Party B intends to extend the lease contract before the expiration date, it shall send a written notice to Party A 3 months before the expiration. In case Party A intends to rent out the workshop after the expiration, Party B has the pre-emptive right to rent under same conditions.

5.               The contract will terminate naturally upon the expiration.

6.               The contract will terminate if performance of the contract becomes impossible due to force majeure.

Article 10. Check and acceptance at the delivery and retract.

1.               Party A guarantees that the leased workshop and facilities and equipments are in good condition and suitable for normal use.

2.               Both parties shall participate in the check and acceptance. Any questions regarding the facilities and equipments shall be raised on the spot; for those cannot be checked and decided on spot, any questions should be raised within 10 days.

3.               After the expiration of the lease contract, Party B shall return the workshop, facilities and equipment to Party A.

4.               Party B shall return the workshop, facilities and equipment in good condition; Party B shall not leave articles behind or affect later normal use of the workshop. Party A has the right to dispose any articles left by Party B.

Article 11. Liability (Party A)

1.               In case the contract is cancelled due to Party A’s failure to deliver the workshop under the contract, Party A shall pay Party B an amount equal to 1% of the total rent as fine. Beside, Party A is liable for any losses occurred which exceed the fine amount.

2.               In case Party A fails to perform its duty of maintenance or an urgent situation presents, Party A shall pay Party B the maintenance expenses occurred in the repair work carried out by Party B or deduct such expenses from the rent, provided Party B is able to produce valid receipts for said expenses.

3.               Party A breaches the contract and retracts the workshop in advance.

4.               In case the contract is rendered invalid because that any flaws are found in Party A’s rights to the workshop or that the lease turns out to be illegal, Party A is liable for any losses on the part of Party B.

Article 12. Liability (Party B)

1.               During the lease term, under the following circumstances, Party A has the right to terminate the contract in advance and retract the workshop. Party B shall pay Party A an amount equal to 1% of the total rent as fine. Beside, in case the stipulated fine is not an enough remedy for all of Party A’s losses, Party B shall make further compensation till the actual total loss is covered.

a)                  Party B subleases or under-leases the workshop without the written consent of Party A;

b)                 Party B changes or modifies the structure of the workshop without the written consent of Party A;

c)                  Party B changes the use of the workshop or conducts illegal activities in the leased workshop;

d)                 Party B has been behind with rent for over 4 months accumulatively.

2.               During the lease terms, Party B delays any payment of expenses that it is responsible under the contract.

3.               Party B quits the lease contract in advance without Party A’s consent.

4.               Party B shall return the workshop to Party A at the expiration of the lease contract. In case Party B delays the hand-back, for each day of delay it shall pay Party A an amount five times as much the rent per day as late fee. Party B is liable for any losses on the part of Party A caused by such delay as well.

Article 13. Escape clause

1.               In the event of force majeure, if the continuous performance of the contract becomes impossible or any loss is resulted there from, neither party shall be held liable.

2.               If the contract is terminated for the reason stated above, the rent shall be calculated in accordance with the actual time of use. In case the time in question is less than a month, the rent shall be calculated in the number of days. Refund will be made for any overpayment, or a supplemental payment will be made for any deficiency.

3.               Force majeure refers to “objective conditions that are unforeseeable, inevitable and insuperable”.

Article 14. Any matter not mentioned herein shall be resolved through amicable consultation by both parties. Supplementary clauses may be concluded. Any supplementary clauses shall be deemed as an indivisible part of this contract and will be of the same effect as this contract.

Article 15. Settlement of dispute

Any dispute arising out of this lease contract shall be resolved by amicable consultation. If any dispute cannot be resolved through consultation, either party shall bring the dispute before the Arbitration Committee of Zhenjiang.

Article 16. This contract will come into effect once signed or sealed by both parties.

Article 17. This contract together with attachment A is written in 4 originals, two for each party.

Party A: JIANGSU DAGANG. Co., Ltd.

(sealed)

Legal representative: (Signature)

(or Authorized agent)

Party B: A123 Systems (Zhenjiang) Co, Ltd.

(sealed)

Legal representative: (Signature)

(or Authorized agent)

Time of Contract: December 2008